UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Modification of Material Definitive Agreement

Amended Restructuring Agreement with Spencer Trask Specialty Group, LLC

On December 24, 2009, as part of Vyteris, Inc.’s (the “Company” or “Vyteris”) strategy to restructure its balance sheet, it entered into an Amendment to the Restructuring Agreement with Spencer Trask Specialty Group, LLC and certain affiliated entities (“STSG”).

The principal terms of the Amended Agreement are as follows:

1.
The principal amount of all indebtedness and accrued and unpaid interest thereon owed by the Company to STSG in excess of $2,000,000 (which $2,000,000 amount is defined as the “Remaining Debt”) and all Series B Convertible, Mandatorily Redeemable Preferred Stock of Vyteris owned by STSG will be converted into common stock of the Company at a conversion price of $0.40 per share. The approximate amount of debt and accrued and unpaid interest that will be converted is $9,400,000, and the approximate conversion value of the Preferred Stock that will be converted is $10,500,000.

2.
The Remaining Debt shall be evidenced by a promissory note (“Note”) with interest accruing at the rate of 6% per year and with the same duration as the first debt security to expire pursuant to a Qualified Financing, or if it does not involve the sale of debt securities, December 24, 2012.  The Note is secured by a lien on the Company’s assets, subordinate to the lien of any existing creditors that have a lien senior to that of STSG and to any liens resulting from a Qualified Financing.  The Remaining Debt is to be prepaid with 50% of the net proceeds from any Qualified Financing or other sale of equity or equity related securities by the Company in excess of $5,000,000 during the term of the Note.

3.
The Company will currently make a prepayment to STSG of $250,000 to reduce the principal amount of the Note to $1,750,000, and upon a Qualified Financing with gross proceeds in excess of $3,000,000, shall make another prepayment of $500,000.

Item 8.01 Other Events

Company receives proceeds from previously approved sale of State of New Jersey net operating tax losses

On December 23, 2009, the Company consummated a non-dilutive capital raise in the net amount of $2.1 million. The State of New Jersey approved the Company’s sale of its prior year’s state net operating tax losses and research tax credits through the New Jersey Economic Development Authority (NJEDA). The funding will be used for operations and capital expenditures in accordance with rules, regulations and stipulations set forth by the New Jersey program.

Item 9.01 Financial Statements and Exhibits

The following Exhibits are attached to this Current Report:

99.1	Amendment to Restructuring Agreement with Spencer Trask Specialty Group, LLC, dated December 24, 2009

99.2	Press release dated December 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: December 29, 2009